Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-65934, 333-65936, 333-65938, 333-65940, 333-65958, 333-101243, 333-101265, 333-125667, 333-131164, 333-140939, and 333-155757) and in the Registration Statement on Form S-3 (No. 333- 163043) of Zimmer Holdings, Inc. of our report dated February 24, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Chicago, IL
February 24, 2010